UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): 07 February 2019

LANDSTAR, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-30542	86-0914051
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

101 J Morris Commons Lane, Suite 105

Morrisville, North Carolina 27560

(Address of Principal Executive Offices)

919-858-6542

(Registrant’s telephone number including area code)

1053 E. Whitaker Mill Road, Suite 115, Raleigh, North Carolina 27604

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry Into a Material Definitive Agreement.

On February 7, 2019, LandStar, Inc. (the “Company”) entered into an Exclusive License and Management Agreement (the “License Agreement”) with WALA, INC., which conducts business under the name ArcMail Technology (“ArcMail”). Under the License Agreement the Company was granted the exclusive right and license to receive all benefits from the marketing, selling and licensing, of the ArcMail business products, including, without limitation, the good will of the business. Rory Welch, the CEO of ArcMail (“Welch”), shall continue to serve as ArcMail’s CEO. The term of the License Agreement is twenty-seven (27) months, with the following payments to be made by the Company to ArcMail: (i) $200,000 upon signing the License Agreement; (ii) monthly payments starting 30-days after the execution of the License Agreement in the amount of $25,000 per month during months 1-6; (iii) monthly payments in the amount of $30,000 per month during months 7-17; and, (iv) on month 18, final payment in the amount of $765,000.

In connection with the execution of the License Agreement, two other agreements were also executed:

(a) Stock Purchase Rights Agreement: On February 7, 2019, the Company and Welch entered into a Stock Purchase Rights Agreement (the “Stock Rights Agreement”) under which the Company has the right, though not the obligation, to acquire 100% of the issued and outstanding shares of stock of ArcMail. The right can be exercised over a period of 27-months in accordance with the following schedule:

Date of Purchase Right	Cash Due	Cash Value of Company Shares	Percentage of 100% Share Interest Acquired
Closing	-0-	$95,000	12.50%
3-month anniversary	$50,000	$85,000	6.25%
6-month anniversary	$50,000	$85,000	6.25%
9-month anniversary	$50,000	$85,000	6.25%
12-month anniversary	$50,000	$85,000	6.25%
15-month anniversary	$50,000	$85,000	6.25%
18-month anniversary	$50,000	$85,000	6.25%
21-month anniversary	$50,000	$85,000	12.50%
24-month anniversary	$50,000	$85,000	12.50%
27-month anniversary	$50,000	$85,000	Remainder

The value of the Company Shares shall be equal to the average closing price for shares of the Company’s common stock for the ten (10) trading days immediately preceding each respective date. If the Company fails to exercise any purchase right the remainder of the purchase rights shall terminate and Welch shall have the right to repurchase from the Company (at the same price paid by the Company) all of ArcMail shares acquired by the Company (the “Repurchase Right”).

(b) Business Covenants Agreement: On February 7, 2019, the Company, ArcMail, and Welch entered into a Business Covenants Agreement (the “Covenants Agreement”) under which ArcMail and Welch agreed to not compete with the Company’s use of the ArcMail business under the License for a period of twenty four (24) months from the later of (i) February 7, 2019; (ii) the date on which the Company acquires the 100% of the stock of ArcMail; or, (iii) the last date on which Welch renders services to the Company or any of its subsidiaries.

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The term of the restrictions will immediately and irrevocably terminate upon the exercise of the Repurchase Right by Welch. Further, thereafter, the Company will not, for a period of twenty-four (24) months, (i) engage in the business of E-Mail archiving; (iii) solicit any customer of ArcMail; or, (iii) solicit any ArcMail employees.

There are no material relationships between the Company, ArcMail, Welch, or any of the parties to the above described three agreements, other than in respect of such agreements themselves.

The foregoing descriptions of the License Agreement, Stock Rights Agreement, and Covenants Agreement, respectively, does not purport to be complete and is qualified in its entirety by reference to the full text of the License Agreement, Stock Rights Agreement, and Covenants Agreement, a copy of which is filed herewith as Exhibit 10.1; 10.2; and, 10.3 respectively, to this report and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion in Item 1.01 of this Form 8-K regarding the three agreements noted therein is hereby incorporated in this Item 2.03 by reference.

ITEM 7.01	Regulation FD Disclosure.

On February 11, 2019 the Company issued a press release (the “Press Release”) announcing the execution of the License Agreement, Stock Rights Agreement, and Covenants Agreement. A copy of the Press Release is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished with this report:

Exhibit No.	Exhibit Description

10.1	License Agreement

10.2	Stock Rights Agreement

10.3	Covenants Agreement

99.1	Press Release issued by the Company on February 11, 2019.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2019	LANDSTAR, INC.

	By:	/S/ JASON REMILLARD
Jason Remillard,
Chief Executive Officer

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